          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         MENTOR GRAPHICS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                FRANK S. DELIA
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

[MENTOR GRAPHICS LOGO]

Dear Shareholder:

     You are cordially invited to attend the 1994 Annual Meeting of Shareholders of Mentor Graphics Corporation to be held in Wilsonville, Oregon, on Tuesday, April 26, 1994. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

     YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics shares you own, your presence by proxy is important to establish a quorum and your vote is important for proper corporate governance.

     Thank you for your continued interest in Mentor Graphics Corporation.

                                          Sincerely,

                                          [FACSIMILE SIGNATURE]

                                          Walden C. Rhines
                                          President and Chief Executive Officer

                          MENTOR GRAPHICS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 1994

To the Shareholders of Mentor Graphics Corporation:

     The Annual Meeting of Shareholders of Mentor Graphics Corporation, an Oregon corporation, will be held on Tuesday, April 26, 1994 at 5:00 p.m., Pacific Time, at the Company's world headquarters at 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777 for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect directors to serve for the ensuing year and until their successors are elected.

          2. To act upon a proposal to amend the Company's 1982 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan and to establish a per-employee limit on grants of options and stock appreciation rights.

          3. To act upon a proposal to amend the Company's 1987 Non-Employee Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan and make certain other changes.

          4. To ratify the appointment of the independent auditors of the Company for 1994.

          5. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     The above items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 1, 1994 are entitled to notice of and to vote at the Annual Meeting.

                                          Sincerely,

                                          [FACSIMILE SIGNATURE]

                                          Frank S. Delia,
                                          Vice President and
                                          Chief Administrative Officer

Wilsonville, Oregon
March 25, 1994

     THE COMPANY CORDIALLY INVITES ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                       MAILED TO SHAREHOLDERS ON
                                                         OR ABOUT MARCH 25, 1994

                          MENTOR GRAPHICS CORPORATION
                             8005 SW BOECKMAN ROAD
                         WILSONVILLE, OREGON 97070-7777

                            ------------------------

                                PROXY STATEMENT

     Mentor Graphics Corporation (Mentor Graphics or Company) is soliciting the enclosed proxy for use at its Annual Meeting of Shareholders to be held Tuesday, April 26, 1994 at 5:00 p.m., Pacific Time, or at any adjournment of that meeting. The Company will hold the Annual Meeting at its headquarters at 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777.

     Mentor Graphics will bear the cost of this solicitation. The Company has retained Georgeson & Company to assist in soliciting proxies from brokers and nominees for the Annual Meeting at an estimated cost of $6,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

     The mailing address of the Company's principal executive offices is 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is (503) 685-7000.

     UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT.

PROCEDURAL MATTERS

     Shareholders of record at the close of business on March 1, 1994 are entitled to notice of and to vote at the meeting. At the record date, 48,017,410 shares of Mentor Graphics Common Stock were issued and outstanding and entitled to one vote per share. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the 1994 annual meeting of shareholders. For information regarding holders of 5% or more of the outstanding Common Stock, see "Information Regarding Beneficial Ownership of Principal Shareholders and Management."

     Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Annual Meeting in accordance with the instructions given.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The directors of the Company are elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Under Oregon law, if a quorum is present at the meeting, the six nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. Abstention from voting or nonvoting by brokers will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the six nominees named below, who are all currently directors of the Company. If any nominee of Mentor Graphics is unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any nominee designated by the present Board of Directors to fill the vacancy.

     The nominees for director are listed below together with certain information about each of them.

                                                                                   SHARES OF COMMON
                                                                                  STOCK BENEFICIALLY
                                                                                      OWNED AS OF
                                                                                     MARCH 1, 1994
                                                                                -----------------------
                                                                   DIRECTOR      NUMBER        PERCENT
      NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS         AGE      SINCE       OF SHARES     OF TOTAL
- ---------------------------------------------------------  ---     --------     ---------     ---------
MARSHA B. CONGDON........................................  47        1991         21,032(1)     *
  Vice President, Policy and Strategy, of US West
  Communications (a provider of telecommunications
  services) since 1994; Regional Vice President and Chief
  Executive Officer-Oregon from 1992-1994; Vice President
  and Chief Executive Officer-Oregon from 1987 to 1992.
DAVID R. HATHAWAY........................................  49        1981         85,600(2)     *
  General Partner of Venrock Associates (a private
  venture capital limited partnership) since 1980;
  director of Sequent Computer Systems, Inc. (a
  manufacturer of computer systems); director of Mitek
  Surgical Products, Inc. (a surgical implant supplier).
WALDEN C. RHINES.........................................  47        1993        100,000        *
  President and Chief Executive Officer of Mentor
  Graphics since 1993; Executive Vice President,
  Semiconductor Group, and Vice President of Texas
  Instruments Inc. (a manufacturer of electronics
  products) from 1987 to 1993.
FONTAINE K. RICHARDSON...................................  52        1983         73,600(3)     *
  General Partner of Eastech Management Company (a
  private venture capital firm) since 1983; director of
  Banyan Systems Inc. (a manufacturer of computer network
  software products).
JON A. SHIRLEY...........................................  55        1989         90,832(4)     *
  Private Investor; President and Chief Operating Officer
  of Microsoft Corporation (a developer of computer
  software) from 1983 to 1990; director of Microsoft
  Corporation.
DAVID N. STROHM..........................................  45        1983         72,200(5)     *
  Affiliated with Greylock entities since 1980; General
  Partner of Greylock Ventures Limited Partnership,
  Greylock Investments Limited Partnership, Greylock
  Capital Limited Partnership and Greylock Limited
  Partnership (each entity is a private venture capital
  limited partnership); director of Banyan Systems Inc.
  (a manufacturer of computer network software products);
  director of MDL Information Systems Inc. (a supplier of
  chemical information management software products).

- ------------

 *  Less than 1%
(1) Includes 20,032 shares subject to options exercisable within 60 days of March 1, 1994.
(2) Includes 73,600 shares subject to options exercisable within 60 days of March 1, 1994.
(3) Includes 73,600 shares subject to options exercisable within 60 days of March 1, 1994.
(4) Includes 90,832 shares subject to options exercisable within 60 days of March 1, 1994.
(5) Includes 70,400 shares subject to options exercisable within 60 days of March 1, 1994.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of Mentor Graphics met eight times during 1993. The only standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee of the Board of Directors, which consists of directors Congdon and Strohm, met four times during 1993. This committee meets from time to time with management and the Company's independent auditors to consider financial and accounting matters. The Compensation Committee of the Board of Directors, which consists of directors Hathaway, Richardson and Shirley, met three times during the year. This committee recommends compensation and fringe benefits for existing and future employees and administers the Company's stock option and purchase plans. The Nominating Committee, which consists of directors Hathaway, Richardson, Shirley and Strohm, met once during 1993. This committee meets from time to time to administer policies and procedures for board membership and to identify and recommend board candidates. The Nominating Committee also considers shareholder nominations made in writing to the Corporate Secretary and is presently conducting a search for a candidate for nomination to the Board as an additional non-employee director.

     No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 1993.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid an annual fee of $20,000 and are reimbursed for expenses incurred in attending Board and Board committee meetings.

  1987 Non-Employee Directors' Stock Option Plan

     The Company's 1987 Non-Employee Directors' Stock Option Plan (1987 Plan) is described below under "APPROVAL OF AMENDMENTS TO 1987 PLAN."

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
                    OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table shows beneficial ownership of the Company's Common Stock as of March 1, 1994 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as of March 1, 1994 as a group:

                                                            AMOUNT AND NATURE
             NAME AND ADDRESS OF BENEFICIAL OWNER        OF BENEFICIAL OWNERSHIP      PERCENT
        -----------------------------------------------  ------------------------     --------
        State of Wisconsin Investment Board............          4,543,400(1)           9.7%
        P.O. Box 7842
        Madison, WI 53707
        Merrill Lynch & Co., Inc.......................          4,403,213(2)           9.5%
        and various subsidiaries
        World Financial Center, North Tower
        New York, NY 10281-1323
        Capital Research and Management Company,.......          3,065,000(3)           6.5%
        a registered investment adviser and
        an operating subsidiary of
        The Capital Group, Inc.
        333 South Hope Street
        Los Angeles, CA 90071

                                                            AMOUNT AND NATURE
                   NAME OF EXECUTIVE OFFICER             OF BENEFICIAL OWNERSHIP      PERCENT
        -----------------------------------------------  ------------------------     --------
        Thomas H. Bruggere.............................            475,766(4)            *
        Walden C. Rhines...............................            100,000               *
        Waldo J Richards...............................             21,200(5)            *
        Philip J. Robinson.............................              2,000               *
        David L. Brinker...............................                  0               *
        Frank S. Delia.................................             31,594(6)            *
        All directors and executive officers as a group
          (14 persons).................................            989,894(7)          2.0%

- ------------

 *  Less than 1%
(1) Based solely on information provided as of February 8, 1994 in a Schedule 13G filed by the shareholder.
(2) Based solely on information provided as of February 14, 1994 in a Schedule 13G filed by the shareholder.
(3) Based solely on information provided as of February 11, 1994 in a Schedule 13G filed by the shareholder.
(4) Includes 152,600 shares subject to options exercisable within 60 days of March 1, 1994.
(5) Includes 20,000 shares subject to options exercisable within 60 days of March 1, 1994.
(6) Includes 31,433 shares subject to options exercisable within 60 days of March 1, 1994.
(7) Includes 543,938 shares subject to options exercisable within 60 days of March 1, 1994.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows compensation paid by the Company for the last three fiscal years to the Chief Executive Officers and the four other most highly compensated executive officers (Named Executive Officers).

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                      ----------------
                                            ANNUAL COMPENSATION          SECURITIES
          NAME AND                      ---------------------------      UNDERLYING           ALL OTHER
     PRINCIPAL POSITION       YEAR      SALARY($)      BONUS($)(5)    OPTIONS/SARS(#)    COMPENSATION($)(7)
- ----------------------------  ----      ----------     ------------   ----------------   -------------------
Thomas H. Bruggere            1993        400,000          80,000                0              4,497
Chairman of the Board,        1992        400,000               0          300,200(6)           4,364
President and Chief           1991        390,000               0           50,000              4,238
Executive Officer(1)
Walden C. Rhines              1993         84,872         413,333          600,000                  0
President and Chief           1992             --              --               --                 --
Executive Officer(2)          1991             --              --               --                 --
Waldo J Richards              1993        199,449          37,000          100,000                734
Senior Vice President,        1992             --              --               --                 --
Product Operations(3)         1991             --              --               --                 --
Philip J. Robinson            1993        190,000          24,000                0              4,497
Vice President and            1992        188,750               0          140,000(6)           4,364
General Manager,              1991        180,000               0                0              4,013
Value-Added Services
David L. Brinker              1993        183,333          38,000           20,000              4,497
Vice President,               1992        176,250               0          106,200(6)           4,364
World Trade(4)                1991        147,500          51,375           12,000              4,238
Frank S. Delia                1993        145,000          20,000                0              4,350
Vice President, Chief         1992        145,000               0           64,200(6)           4,364
Administrative Officer,       1991        140,000          12,500           12,000              4,238
General Counsel and
  Secretary

- ---------------

(1) Mr. Bruggere served as President and Chief Executive Officer until October 1993 and will continue to serve as Chairman of the Board until April 1994. He resigned as an employee of the Company in February 1994.

(2) Dr. Rhines began employment with the Company in October 1993.

(3) Mr. Richards began employment with the Company in February 1993.

(4) Mr. Brinker resigned from his position with the Company in January 1994.

(5) See "REPORT OF THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE."

(6) On October 7, 1992, the Compensation Committee and the Board of Directors approved a repricing of outstanding options under the Company's employee stock option plans. For purposes of the table above, repriced options are considered to be option grants and, therefore, are included in the number of options granted in 1992. If repriced options are not counted, option grants in 1992 were made to Messrs. Bruggere, Robinson, Brinker and Delia for 50,000, 20,000, 20,000 and 10,000 shares, respectively.

(7) Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company's U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants for the last fiscal year to the Named Executive Officers.

                                                INDIVIDUAL GRANTS
                        -----------------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                           # OF        % OF TOTAL                                                ASSUMED ANNUAL RATES OF
                        SECURITIES      OPTIONS                     MARKET                    STOCK PRICE APPRECIATION FOR
                        UNDERLYING     GRANTED TO    EXERCISE OR   PRICE ON                          OPTION TERM(6)
                         OPTIONS      EMPLOYEES IN   BASE PRICE     DATE OF    EXPIRATION   ---------------------------------
         NAME           GRANTED(1)    FISCAL YEAR     ($/SHARE)    GRANT($)       DATE        0%($)       5%($)      10%($)
- ----------------------  ----------    ------------   -----------   ---------   ----------   ---------   ---------   ---------
Thomas H. Bruggere....         --           --              --           --            --          --          --          --
Walden C. Rhines......    100,000(2)       7.8            1.00       11.625     9/30/2003   1,062,500   1,793,590   2,915,226
                          500,000(3)      39.2          11.625       11.625    10/31/2003           0   3,655,450   9,263,628
Waldo J Richards......    100,000(4)       7.8          10.125       10.125     1/31/2003           0     636,756   1,613,664
Philip J. Robinson....         --           --              --           --            --          --          --          --
David L. Brinker......     20,000(5)       1.6          12.625       12.625     9/30/2003           0     158,796     402,420
Frank S. Delia........         --           --              --           --            --          --          --          --

- ---------------

(1) All options become fully exercisable upon a "change in control" of the Company as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a "change in control" generally includes the following events: the acquisition by any person of 20% or more of the Company's Common Stock, the nomination (and subsequent election) of a majority of the Company's directors by persons other than the incumbent directors and the approval by the Company's shareholders of a merger, share exchange, sale of substantially all of the Company's assets or plan of liquidation.

(2) The option was fully exercisable at the time of grant. The Company has granted Dr. Rhines a put right to sell the shares underlying this option to the Company for $11.00 per share. The put right is exercisable at any time in 1995 or 1996, unless (a) Dr. Rhines realizes a pre-tax gain of $1,000,000 from sales of such shares in the market, (b) the Company's Common Stock trades at a price in excess of $15 for a period of 100 days in which Dr. Rhines has an opportunity to sell shares, or (c) Dr. Rhines voluntarily ceases to be an employee. See "REPORT OF THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE -- Compensation of Chief Executive Officers."

(3) The option is fully exercisable five years after October 15, 1993, with 20% becoming exercisable on each of the first five anniversaries after that date.

(4) The option is fully exercisable five years after February 8, 1993, with 20% becoming exercisable on each of the first five anniversaries after that date.

(5) The option would have been fully exercisable five years after October 19, 1993, with 20% becoming exercisable on each of the first five anniversaries after that date. The option terminated and is no longer exercisable due to Mr. Brinker's resignation in January 1994.

(6) The 0%, 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on option exercises for the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1993.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                       OPTIONS AT FY-END(#)              AT FY-END($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Thomas H. Bruggere..........          0              0      152,600        157,600        1,130,475     1,241,100
Walden C. Rhines............    100,000      1,150,000            0        500,000                0     1,125,000
Waldo J Richards............          0              0            0        100,000                0       375,000
Philip J. Robinson..........     29,000        217,500            0         91,000                0       716,625
David L. Brinker............     35,633        224,144            0         73,767                0       448,415
Frank S. Delia..............          0              0       31,433         34,767          233,285       273,790

                              CERTAIN TRANSACTIONS

     During 1993, the Company had an outstanding loan in the amount of $75,000 to Frank S. Delia at 10% interest for the purchase of real estate. The Company holds a security interest in certain assets securing this loan. The Company executed a non-compete agreement with David C. Moffenbeier, a former director and officer, on June 1, 1993. Under the agreement's terms, until May 31, 1994, the Company will pay Mr. Moffenbeier $255,000 per annum, payable in equal monthly installments and has extended certain health insurance benefits and allowed 80,100 unexercised stock options previously granted to Mr. Moffenbeier to vest and be exercisable through May 31, 1994. In connection with the resignation of Thomas H. Bruggere as an officer and employee of the Company on February 11, 1994, the Company entered into a consulting and non-compete agreement with Mr. Bruggere pursuant to which Mr. Bruggere will receive a continuation of his $400,000 annual salary through January 31, 1995, a one-year extension of health insurance, and with respect to outstanding options for 277,700 shares of Common Stock an extension of vesting through October 7, 1995 and an extension of exercisability through October 7, 1996. In connection with the hiring of Walden C. Rhines in October 1993, the Company agreed that if it terminates the employment of Dr. Rhines without cause at any time prior to October 15, 1995, the Company will pay Dr. Rhines $600,000 in settlement of any and all claims he may have against the Company.

            REPORT OF THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

     The philosophy of the Company's executive compensation plan is to:

          (a) attract highly talented executives;

          (b) motivate executives to high levels of performance;

          (c) retain needed executive resources; and

          (d) recognize the differing impact that various executives have on the achievement of corporate goals.

     To achieve these objectives, the Company pays executives on a total compensation approach that includes base salary, annual bonus dependent on corporate performance and stock options. The Compensation Committee of the Board of Directors, which is comprised of non-employee directors, reviews and approves the compensation to be paid to executive officers.

     Compensation of executive officers consists of the following components:

     Base Salary: Salaries for executive officers are reviewed on an annual basis and salary changes become effective each June. Due to a Company-wide salary freeze implemented in October 1992, salaries of executive officers were not increased in 1993. The Company hired several new executive officers in 1993. In establishing their salaries, data from a third party survey was considered, but the more significant factors were the individuals' compensation levels in their previous positions and the amounts necessary to cause them to leave those positions. In using the third party survey, the Company compares itself to other high-tech companies with annual revenues of $200 million to $500 million, and generally established salaries in the third quartile (50th to 75th percentile) for the group. This group of comparable companies differs from the companies in the Media General index used for the performance graph that follows this report, which consists of companies in the software and data processing businesses without regard to annual revenue. The salary survey group may include those companies in the Media General index with annual revenues of $200 million to $500 million, while it does not include companies in the Media General index with revenues outside of the $200 million to $500 million range. Nonetheless, the Company believes that the salary survey group is an appropriate peer group for compensation purposes.

     Bonus: The Compensation Committee annually establishes an Incentive Bonus Plan to provide for the payment of cash bonuses to executive officers and other management employees based on corporate performance. Early each year the Compensation Committee approves a target bonus amount for each executive officer to be paid based on achievement of a certain operating income percentage for the year. The potential bonus increases to up to 200 percent of the target or decreases to zero based on the achievement of higher or lower operating income percentages. The potential bonus for officers other than the Chief Executive Officer is then subject to further adjustment based on satisfaction of divisional goals established by the Chief Executive Officer, and each officer's bonus is subject to adjustment up or down based on a subjective judgment as to individual performance. For 1993, target bonuses for executive officers were set at 20 percent to 50 percent of base salary, with 100 percent of the target payable upon attainment of a three percent operating income for the year, 50 percent of the target payable upon a one percent operating income level and no target bonus payable unless an operating income percentage of at least one percent was achieved. Based on 1993 performance, the Compensation Committee approved a payout of 40 percent of target bonuses despite an operating loss of $29.4 million. The decision to pay bonuses under the Incentive Bonus Plan at this reduced level was based primarily on the following factors: (a) most of the operating loss resulted from restructuring charges of $24.8 million as well as unusual costs of hiring several top executives; (b) only a limited number of bonuses, based on individual performance and achievement of key results, were paid under the plan for 1991 or 1992; and (c) a mostly subjective determination that meaningful and rewardable progress had been made during the year in a number of areas which had not yet translated into financial performance.

     Stock Options: The Company believes that stock options granted to key employees, including executive officers, provide such persons with significant compensation based on overall Company performance as reflected in the stock price, create a valuable retention device through standard five-year vesting schedules and help align employees' and shareholders' interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and annually to a broad group of existing key employees including executive officers. No options were granted to executive officers in 1993 other than in connection with new hires or promotions. The decision to make no grants in 1993 to existing employees except for certain promotions was based primarily on the significant benefit provided to employees in 1992 through the option repricing and extended vesting program described in this report last year. In establishing the number of shares and other terms of options granted to newly hired executive officers, the principal determining factors were the levels of potential incentive compensation forfeited by the executives upon leaving their prior positions and the amounts required to cause them to join the Company.

     Deductibility of Compensation: Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The levels of salary and bonus generally paid by the Company do not exceed this limit. However, upon the exercise of nonqualified stock options the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under proposed regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements. The Company's 1982 Stock Option Plan is proposed to be amended to meet one of the requirements of the proposed regulations. See "Approval of Amendments to 1982 Plan."

     Compensation of Chief Executive Officers: Thomas H. Bruggere served as Chief Executive Officer of the Company until October 1993, when Walden C. Rhines joined the Company as Chief Executive Officer while Mr. Bruggere continued to serve as Chairman of the Board. Mr. Bruggere's salary of $400,000 for 1993 represented no increase over his 1992 salary consistent with the Company-wide salary freeze discussed above. This salary level was in the third quartile of CEO salaries among comparable companies from the third party survey used by the Company. Mr. Bruggere's bonus target under the 1993 Incentive Bonus Plan was $200,000, or 50 percent of his salary, and he received a payout of $80,000, or 40 percent of the target, consistent with the Compensation Committee's decision to fund the plan at that level as discussed above.

     Dr. Rhines became Chief Executive Officer in October 1993 following an extensive recruiting effort for a new CEO. In general, his compensation package is a function of the salary, bonus and long-term incentives required to attract and retain an executive of his experience and caliber. In determining this package, the total amount of Dr. Rhines' potential compensation from his former employer, including salary, stock options and bonus, was taken into consideration. His initial annual salary was set at $400,000, the same as Mr. Bruggere's then current salary. As hiring bonuses, and in recognition of amounts he was forfeiting under incentive arrangements of his former employer, Dr. Rhines received a cash bonus of $400,000 and a fully vested stock option for 100,000 shares of Company stock at an exercise price of $1 per share. Together with the put rights described above under "Option Grants in Last Fiscal Year," this option was designed to provide Dr. Rhines with a minimum of $1,000,000 in additional compensation. As a long-term incentive and to provide Dr. Rhines with a significant stake in the success of the Company, he was granted a stock option for 500,000 shares of Company stock subject to standard five-year vesting. Dr. Rhines' bonus target under the 1993 Incentive Bonus Plan was $200,000, or 50 percent of his salary, and he received a payout of $13,333, or 40 percent of the target, pro-rated for a two month period of employment.

                                          COMPENSATION COMMITTEE
                                          David R. Hathaway
                                          Fontaine K. Richardson
                                          Jon A. Shirley

PERFORMANCE GRAPH

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG MENTOR GRAPHICS CORPORATION, S&P 500 INDEX
           AND MEDIA GENERAL SOFTWARE, DATA PROCESSING GROUP INDEX(1)



                 MEASUREMENT PERIOD                            S&P 500     MEDIA GENERAL
                (FISCAL YEAR COVERED)      MENTOR GRAPHICS      INDEX          INDEX
            -----------------------------  ---------------     -------     -------------
            Measurement Point:
            12/31/88                           $100.00         $100.00        $100.00
            Fiscal Year Ending:
            12/31/89                           $118.08         $131.68        $118.21
            12/31/90                           $ 90.33         $127.58        $127.78
            12/31/91                           $107.20         $166.47        $224.39
            12/31/92                           $ 60.43         $179.20        $245.17
            12/31/93                           $104.31         $197.26        $261.78

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1988
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEARS ENDING DECEMBER 31
- ---------------

(1) This is an industry group index published by Media General Financial
Services.

                      APPROVAL OF AMENDMENTS TO 1982 PLAN
                                (PROPOSAL NO. 2)

     Mentor Graphics' 1982 Stock Option Plan (1982 Plan) was adopted by the Board of Directors and the shareholders in 1982. An aggregate of 16,670,000 shares are currently reserved for issuance under the plan.

AMENDMENTS

     At March 1, 1994, only 772,577 shares of Common Stock were available for future grants under the 1982 Plan. The Board of Directors believes that additional shares must be reserved for use under the 1982 Plan to enable the Company to attract and retain key employees through the granting of options under the plan. Accordingly, in March 1994, the Board of Directors approved an amendment to the 1982 Plan, subject to shareholder approval, to reserve an additional 2,000,000 shares for issuance under the plan. In addition, to comply with proposed regulations under new Section 162(m) of the Internal Revenue Code, the Board of Directors has amended the 1982 Plan, subject to shareholder approval, to establish a per-employee limit on grants of options and stock appreciation rights under the plan of 500,000 shares annually. See "Tax Consequences."

DESCRIPTION OF THE 1982 PLAN

     A copy of the 1982 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A. The essential features of the 1982 Plan, as currently in effect, are outlined below.

  General

     The 1982 Plan provides for the grant of incentive stock options (ISOs) within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options (NQSOs). See "Tax Consequences" below for information concerning the tax treatment of ISOs and NQSOs. The plan permits SARs to be granted in tandem with or independent of ISOs and NQSOs. Cash bonus rights may also be granted under the 1982 Plan.

  Administration

     The 1982 Plan is administered by the Compensation Committee. The Compensation Committee determines the officers and key employees to whom options and SARs will be granted, the exercise prices, the number of shares covered by each grant and all other terms and conditions of the grants.

  Grant of Options

     The option price of ISOs cannot be less than the fair market value of the Common Stock on the date the option is granted. The plan provides that the option price of NQSOs cannot be less than 50% of the fair market value. On March 1, 1994, the closing price of Common Stock on the NASDAQ National Market System was $13.375 per share. As proposed to be amended, the 1982 Plan will provide that no employee may be granted options or stock appreciation rights under the plan for more than an aggregate of 500,000 shares in any calendar year. In addition, no employee may be granted ISOs under the 1982 Plan such that the fair market value of stock (determined on the grant date) subject to ISOs that first become exercisable in any year exceeds $100,000. Options may be granted under the 1982 Plan in exchange for outstanding options.

  Exercise of Options

     At the date of exercise, the optionee may pay the full option price in cash or in shares of Company stock previously acquired by the optionee valued at fair market value. The use of previously acquired shares to pay the option price enables the optionee to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future grants are reduced by the number of shares with respect to which the option is exercised.

     Options may be exercised only while the holder is in the employ of the Company or a subsidiary, within 30 days after either the date of termination of employment or another date set by the Company, or within one year after the death or disability of the holder. During the optionee's lifetime, an option is exercisable only by the optionee. Options are not transferable except upon the death of the optionee or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act. An ISO granted before 1987 may not be exercised while there is outstanding any other ISO previously granted to the employee before 1987. Terminated or expired options become available for future grants.

     Options are generally not exercisable until one year from the date of grant or from the commencement of employment. Options typically become exercisable over a period of time, generally set at five years, in accordance with the terms of option agreements entered into at the time of grant.

  Stock Appreciation Rights

     The Committee determines the terms and conditions of SARs granted under the 1982 Plan, including the schedule under which SARs vest and become exercisable. SARs granted with an option may be exercised only to the extent the related option could be exercised. SARs entitle the holder, upon exercise, to receive without payment to the Company (except for applicable withholding taxes) an amount equal to the excess of the fair market value of the Company's Common Stock on the exercise date over the SAR exercise price. Payment may be made in cash, shares or any combination thereof. No SARs have been granted under the 1982 Plan.

  Change in Control Provision

     The 1982 Plan authorizes the Compensation Committee to accelerate the vesting of all outstanding options and SARs upon a change in control of the Company. The plan allows the Compensation Committee to authorize the issuance and exercise of "limited" SARs in connection with options granted or previously granted under the plan. Limited rights are payable in connection with, and exercisable only during the 60 days immediately following, a change in control of the Company. A "change in control" is defined to include the following events, unless otherwise determined by the Compensation Committee prior to the occurrence of the event: the acquisition by any person of 20% or more of the Company's Common Stock, the nomination (and subsequent election) of a majority of the Company's directors by persons other than the incumbent directors, or the approval by the Company's shareholders of a merger, consolidation, share exchange, sale of substantially all of the Company's assets or plan of liquidation. Limited SARs are payable only in cash and are exercisable only if the immediate resale of an optionee's shares would subject the optionee to liability under Section 16(b) of the Securities Exchange Act of 1934.

  Cash Bonus Rights

     Under the 1982 Plan, cash bonus rights may be granted in connection with NQSOs. Bonus rights entitle the optionee to a cash bonus if and when the related NQSO is exercised and may be used for the payment of income taxes resulting from the exercise. The amount of the bonus will generally be equal to the difference between the aggregate exercise price of the NQSO and the fair market value of the shares subject to the NQSO on the exercise date, multiplied by a bonus percentage determined by the Compensation Committee not to exceed 100 percent. The Compensation Committee may set a maximum dollar limit on the amount of cash to be paid under any bonus right. No bonus rights have been granted under the 1982 Plan.

  Duration

     Options and SARs may be granted for varying periods not to exceed approximately 10 years from the date of grant. The 1982 Plan will be in effect until options and SARs have been granted with respect to all shares available for the plan. The Board of Directors may terminate the plan at any time, but termination will not affect options or SARs already outstanding.

  Tax Consequences

     ISOs granted under the 1982 Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the ISO. Federal income tax upon any gain resulting from exercise of an ISO is deferred until the optioned shares are sold by the optionee. The gain resulting from the exercise of an ISO is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax.

     If an employee exercises an ISO and does not dispose of any of the optioned shares within two years following the date of grant and within one year following the date of exercise, then any gain upon subsequent disposition will be treated as long-term capital gain for federal income tax purposes. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year or the two-year holding period, any amount realized will be taxable for federal income tax purposes as ordinary income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price.

     The Company will not be allowed any deduction for federal income tax purposes either at the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realizes ordinary income.

     NQSOs granted under the 1982 Plan are intended to be "nonqualified stock options" for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NQSO until the option is exercised. At the time of exercise of an NQSO, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price (Option Spread Amount). The Company's deduction is conditioned upon withholding on the Option Spread Amount. Upon sale of shares acquired upon exercise of an NQSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will constitute long-term capital gain if the shares have been held for the required holding period. An optionee who receives a cash bonus right under the 1982 Plan will generally recognize ordinary income equal to the amount of the cash bonus at the time of receipt and the Company will be entitled to a deduction in the same amount.

     On exercise of a SAR, the amount realized by the holder will, for federal tax purposes, be taxed as ordinary income, and the Company will be allowed to take a deduction for such amount. The SAR holder is subject to withholding on such income. Under current accounting principles, the Company will be required to account for the increase in value of an outstanding SAR as compensation expense (and may take a credit to compensation expense for a decrease in such value to the extent a prior expense has been recorded) over the period the SAR holder provides services to the Company. Current financial accounting principles do not require similar ongoing charges to earnings in connection with options.

     Section 162(m) of the Internal Revenue Code, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Under proposed regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that shareholders approve a per-employee limit on the number of shares as to which options may be granted, as proposed in this Proposal No. 2. Other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options granted under the 1982 Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

  Vote Required for Approval

     The affirmative vote of the holders of at least a majority of the Common Stock represented at the Annual Meeting in person or by proxy is required for the adoption of Proposal No. 2. Abstentions and broker non-votes will therefore have the same effect as "no" votes in determining whether the proposal is approved. All valid proxies will be voted FOR Proposal No. 2 unless a contrary choice is indicated.

     THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 2. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

                      APPROVAL OF AMENDMENTS TO 1987 PLAN
                                (PROPOSAL NO. 3)

     Mentor Graphics' 1987 Non-Employee Directors' Stock Option Plan (1987 Plan) was adopted by the Board of Directors and the shareholders in 1987.

AMENDMENTS

     In March 1994, the Board of Directors approved certain amendments to the 1987 Plan, some of which were within the Board's authority to adopt without shareholder approval. The amendments are to:

          (a) Reserve an additional 500,000 shares of Common Stock to be available for issuance, subject to shareholder approval;

          (b) Extend the term of the plan for as long as shares remain available, subject to shareholder approval;

          (c) Set the exercise price of options at fair market value on the date granted;

          (d) Provide that automatic grant amounts are not adjusted upon changes in capital structure such as stock splits;

          (e) Automatically grant new non-employee directors a one-time option to purchase 30,000 shares, subject to shareholder approval;

          (f) Reduce the annual option grant amount to each non-employee director to 10,000 shares; and

          (g) Provide for an additional annual option grant amount of 10,000 shares for a non-employee director who serves as Chairman of the Board, subject to shareholder approval.

DESCRIPTION OF THE 1987 PLAN

     A copy of the 1987 Plan, marked to indicate all of the amendments, is attached to this Proxy Statement as Exhibit B. An aggregate of 600,000 shares of Common Stock are currently reserved for issuance under the plan. At March 1, 1994, only 63,375 shares of Common Stock were available for issuance under the 1987 Plan. As proposed to be amended, an additional 500,000 shares will be reserved for issuance under the plan. The essential features of the 1987 Plan, as currently in effect, are outlined below.

  Eligibility

     Any director who is not an employee of the Company and has not, within two years, been an employee of the Company (Non-Employee Director) is eligible to receive options under the 1987 Plan.

  Annual Option Grants

     As proposed to be amended, on the date of each Annual Meeting of Shareholders, each Non-Employee Director elected will be automatically granted an option to purchase 10,000 shares of Common Stock and any Non-Employee Director elected Chairman of the Board will be automatically granted an additional option to purchase 10,000 shares. The 1987 Plan previously provided for an automatic grant of 16,000 shares to each Non-Employee Director elected to the Board. Any Non-Employee Director elected at the meeting who has not served as a director continuously since the prior Annual Meeting, or any Non-Employee Director elected Chairman who has not served as Chairman continuously since the prior Annual Meeting, receives a proportionately reduced grant. On the date of the 1993 Annual Meeting directors Congdon, Hathaway,

Richardson, Shirley and Strohm were automatically granted options for 16,000 shares each at an exercise price of $7.23. If all current directors are re-elected, directors Congdon, Hathaway, Richardson, Shirley and Strohm will each be automatically granted an option for 10,000 shares on the date of the Annual Meeting.

  New Director Options

     The 1987 Plan currently permits the Company to grant options for up to 100,000 shares of Common Stock to new Non-Employee Directors at the time of their initial election to the Board. As proposed to be amended, new Non-Employee Directors will automatically be granted options for 30,000 share. None of the current directors are eligible to receive these options.

  Option Terms

     Options under the 1987 Plan were previously granted at an exercise price equal to 85% of the fair market value of the Common Stock on the grant date. As amended, future grants will be made at the fair market value of the Common Stock on the grant date. On March 1, 1994, the closing price of Common Stock on the NASDAQ National Market System was $13.375 per share. No monetary consideration is paid to the Company upon the granting of options. All options have a ten year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant.

     Options may be exercised only while the optionee is a director of the Company, within 30 days after the date the optionee terminates as a director, or within one year after the death or disability of the optionee. During the optionee's lifetime, an option is exercisable only by the optionee. Options are not transferable except upon the death of the optionee.

     At the date of exercise, the optionee may pay the full option price in cash or in shares of Common Stock previously acquired by the optionee valued at fair market value. The use of previously acquired shares to pay the option price enables the optionee to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the 1987 Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

  Duration

     The 1987 Plan currently provides that it will be in effect until the earlier of May 20, 1997 or such time as options have been granted and exercised with respect to all shares reserved under the 1987 Plan. As proposed to be amended, the 1987 Plan will remain in effect indefinitely until options have been granted and exercised with respect to all reserved shares.

  Administration

     The 1987 Plan is administered by the Compensation Committee. The Compensation Committee is responsible for the general administration and interpretation of the 1987 Plan. No member of the committee may participate in any decision relating exclusively to an option granted to that member.

  Tax Consequences

     Options under the 1987 Plan will be treated as NQSOs for federal income tax purposes. See "APPROVAL OF AMENDMENTS TO 1982 PLAN -- Tax Consequences" above for a description of the tax consequences of NQSOs.

  Vote Required

     The affirmative vote of the holders of at least a majority of the Common Stock represented at the Annual Meeting in person or by proxy is required for adoption of Proposal No. 3. Abstentions and broker non-votes will therefore have the same effect as "no" votes in determining whether the proposal is approved. All valid proxies will be voted FOR Proposal No. 3 unless a contrary choice is indicated.

     THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 3. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

                     RATIFICATION OF SELECTION OF AUDITORS
                                (PROPOSAL NO. 4)

     The Board of Directors has selected KPMG Peat Marwick as the Company's independent auditors for 1994 and is submitting the selection to shareholders for ratification. KPMG Peat Marwick has examined the financial statements of the Company and its subsidiaries each year since the inception of the Company in 1981. Proxies will be voted in accordance with the instructions specified in the proxy form. Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 4. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

                            DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals to be considered for inclusion in proxy material for the Company's 1994 Annual Meeting must be received at the principal executive offices of the Company not later than November 25, 1994.

                                          By Order of the Board of Directors

                                          [FACSIMILE SIGNATURE]

                                          Frank S. Delia,
                                          Vice President and
                                          Chief Administrative Officer

March 25, 1994

                                                                       EXHIBIT A

                          MENTOR GRAPHICS CORPORATION

                             1982 STOCK OPTION PLAN

     Mentor Graphics recognizes that its continuing success depends upon the initiative, ability and significant contributions of officers and key employees. Mentor Graphics believes that by affording such employees the opportunity to purchase shares in Mentor Graphics it will enhance its ability to attract and retain such employees and will provide an incentive for them to exert their best efforts on its behalf.

     The Plan is as follows:

 1.  Shares Subject to Option.

     1.1 Options granted under this Plan shall be for authorized but unissued or reacquired common stock of Mentor Graphics.

     1.2 Options may be granted under paragraph 4 of the Plan and stock appreciation rights may be granted under paragraph 8.2 of the Plan for a total of not more than 18,670,000 [16,670,000]* shares of common stock, subject to adjustment under paragraph 9. Shares subject to options and to stock appreciation rights granted under paragraph 8.2 that are terminated or expire without being exercised, other than options that are surrendered on exercise of a stock appreciation right granted under paragraph 8.1, shall be added to the shares remaining for future options and stock appreciation rights.

     1.3 NO EMPLOYEE MAY BE GRANTED OPTIONS OR STOCK APPRECIATION RIGHTS UNDER THE PLAN FOR MORE THAN AN AGGREGATE OF 500,000 SHARES OF COMMON STOCK IN ANY CALENDAR YEAR.

 2. Effective Date; Duration.

     This Plan shall be effective January 1, 1982 and shall continue until all shares available for issuance under the Plan have been issued, unless sooner terminated by the Board of Directors of Mentor Graphics (Board of Directors). Expiration or termination of the Plan shall not affect outstanding options, bonus rights or stock appreciation rights.

 3. Administration.

     3.1 The Plan shall be administered by a compensation committee appointed by the Board of Directors (Committee). The Committee may delegate any of its administrative duties to one or more agents and may retain advisors to assist it.

     3.2 The Committee shall have general responsibility to interpret and administer the Plan. Any decision by the Committee shall be final and bind all parties. Notwithstanding the foregoing, the Committee's exclusive power to make final and binding interpretations of the Plan shall immediately terminate upon the occurrence of a Change in Control (as defined in paragraph 7.2). The Committee shall keep adequate records of options, bonus rights and stock appreciation rights granted under the Plan and shall be responsible for communication with optionees.

     3.3 No Committee member shall participate in the decision of any question relating exclusively to an option, bonus right or stock appreciation right granted to the member.

 4.  Grant of Options.

     4.1 Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or options other than incentive

- ---------------

* Matter in BOLDFACE is new; matter [bracketed and in italics] has been deleted.

stock options (nonqualified stock options). No incentive stock options may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

     4.2 Options may be granted to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics and may be granted in substitution for outstanding options of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional options may be granted to existing optionees and may be granted in exchange for outstanding options.

     4.3 The Committee shall designate persons to receive grants, and as to each option shall specify the number of shares, the option price and term, the time or times at which the option may be exercised, whether the option is an incentive stock option or a nonqualified stock option and all other terms and conditions of the option.

     4.4 No employee may be granted incentive stock options under the Plan such that the aggregate fair market value, on the date of grant, of the shares with regard to which incentive stock options are exercisable for the first time by that employee during any calendar year under the Plan and under any other stock option plan of Mentor Graphics or any parent or subsidiary of Mentor Graphics exceeds $100,000. Fair market value shall be determined under subparagraph 5.1(c) as of the date of each grant.

 5. Option Terms.

     5.1  The option price shall be fixed by the Committee as follows:

          (a) Subject to (b) the option price for an incentive stock option shall be not less than the fair market value of the shares on the date of grant. The option price for a nonqualified stock option shall be not less than 50% of the fair market value of the shares on the date of grant.

          (b) If the optionee at the time of grant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of Mentor Graphics, the option price for an incentive stock option shall be not less than 110 percent of the fair market value of the shares on the date of grant. Stock owned by the optionee shall include for this purpose, and for purposes of paragraph 5.2, stock attributed to the optionee pursuant to applicable provisions of the Code.

          (c) "Fair market value" means an amount determined by, or in a manner approved by, the Committee. The Committee may appoint and rely on one or more qualified independent appraisers to value the stock or use such other evaluation as it considers appropriate.

     5.2 The Committee shall fix a time limit of not over 10 years after the date of grant for exercise of an incentive stock option. The Committee shall fix a time limit of not over 10 years plus seven days after the date of grant for exercise of a nonqualified stock option. For a more than 10 percent shareholder the maximum limit for exercise of an incentive stock option shall be 5 years. The Committee may make the option exercisable in full immediately or in graduated amounts over the option term.

     5.3 The option shall be evidenced by a stock option agreement executed by Mentor Graphics and the optionee in a form prescribed by the Committee.

     5.4 The option may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The option may be exercised only by the optionee or by a successor or representative after death.

     5.5 Unless otherwise determined by the Committee, if an officer of Mentor Graphics subject to Section 16 of the Securities Exchange Act of 1934 (1934 Act) exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

 6. Bonus Rights.

     6.1 The Committee may grant bonus rights in connection with nonqualified stock options granted under the Plan. Bonus rights may be granted with the related option or at a later time. A bonus right may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Bonus rights will be subject to such rules, terms, and conditions as the Committee may prescribe.

     6.2 A bonus right will entitle an optionee to a cash bonus in connection with the exercise in whole or in part of the related option. Subject to paragraph 6.3, the amount of the bonus shall be determined by multiplying the applicable bonus percentage by the amount by which the fair market value, on the exercise date, of the shares received on exercise of the related option exceeds the option price. The cash bonus will be payable within 30 days following the date as of which its amount is determined. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c). The bonus percentage applicable to a bonus right shall be determined by the Committee, but shall in no event exceed 100 percent.

     6.3 The Committee may set a maximum dollar limit on the amount of cash to be paid under any bonus right.

 7. Acceleration Upon Change in Control.

     7.1 The Committee may grant acceleration rights to holders of options or stock appreciation rights which will provide that the options or stock appreciation rights will become exercisable in full for the remainder of their terms upon the occurrence of a Change in Control. Acceleration rights may be granted with an option or stock appreciation right or at a later time by amendment of outstanding options or stock appreciation rights.

     7.2 "Change in Control" means the occurrence of any of the following events, unless prior to the occurrence of the event, the Committee determines that the specific event shall not be considered a Change in Control:

          (a) the shareholders of Mentor Graphics shall approve:

             (i) any consolidation, merger or plan of share exchange involving Mentor Graphics (Merger) in which Mentor Graphics is not the continuing or surviving corporation or pursuant to which shares of common stock would be converted into cash, securities or other property, other than a Merger involving Mentor Graphics in which the holders of Mentor Graphics' common stock immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation immediately after the Merger;

             (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Mentor Graphics; or

             (iii) the adoption of any plan or proposal for the liquidation or dissolution of Mentor Graphics;

          (b) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (Incumbent Directors) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (new directors nominated or elected by two-thirds of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

          (c) any person (as such term is used in Section 13(d) of the 1934 Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Mentor Graphics ordinarily having the right to vote in the election of directors (Voting Securities) representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

 8. Stock Appreciation Rights.

     8.1 (a) The Committee, in its sole discretion, may grant both "general" and "limited" stock appreciation rights with all or any part of an incentive stock option or a nonqualified stock option granted under the Plan. Stock appreciation rights may be granted with the related option or at any later time during the term of the option.

     (b) A general stock appreciation right granted with all or any part of an option shall be exercisable only at the time or times established by the Committee and only to the extent that the related option could be exercised. A limited stock appreciation right shall be exercisable only during the 60 calendar days immediately following a Change in Control and only if the immediate resale of shares acquired upon exercise of the related option would subject the optionee to liability under Section 16(b) of the 1934 Act; provided, however, that a limited stock appreciation right may not be exercised within six months of its date of grant. Upon exercise of a stock appreciation right, the option or portion thereof to which the stock appreciation right relates must be surrendered. The shares subject to an option or portion thereof that is surrendered upon exercise of a stock appreciation right shall not be available for future option or stock appreciation right grants under the Plan.

     (c) Each stock appreciation right granted with all or any part of an option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics common stock over the option price per share under the related option, multiplied by the number of shares covered by the related option or portion of the related option.

     (d) The terms of a limited stock appreciation right granted with a nonqualified stock option may provide, if so determined by the Committee, that the fair market value of the common stock for purposes of subparagraph 8.1(c) shall be equal to the higher of:

          (i) the highest reported sales price of the common stock during the 60-day period ending on the date the limited stock appreciation right is exercised;

          (ii) the highest per share price paid for shares of common stock purchased in any tender or exchange offer during the 60 calendar days preceding the exercise of the limited stock appreciation right;

          (iii) the fixed or formula price to be received by holders of shares of common stock in or as a result of any transaction described in subparagraph 7.2(a) if such price is determinable on the date of exercise, provided that any securities or other property that are part of the fixed or formula price shall be valued at the highest valuation placed on the securities or property in any communication to the shareholders of Mentor Graphics by any party to the transaction; and

          (iv) the highest price per share shown on a Schedule 13D, or any amendment thereto, filed by the holder or holders of the specified percentage of common stock whose acquisition gives rise to the exercisability of the limited stock appreciation right.

     8.2 (a) The Committee may grant general stock appreciation rights without related options under the Plan to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics. Such stock appreciation rights may be granted in substitution for outstanding stock appreciation rights of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional stock appreciation rights may be granted to existing holders of stock appreciation rights and may be granted in exchange for outstanding stock appreciation rights.

     (b) The Committee shall designate persons to receive grants of stock appreciation rights, and as to each stock appreciation right shall specify the number of shares, the stock appreciation right price, the term, the time or times at which the stock appreciation right may be exercised and all other terms and conditions of the stock appreciation right. The stock appreciation right price shall not be less than 50% of the fair market value of the shares on the date of grant.

     (c) Each stock appreciation right granted without a related option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of

Mentor Graphics common stock over the stock appreciation right price, multiplied by the number of shares covered by the stock appreciation right or portion thereof that is exercised. The shares subject to a stock appreciation right or portion thereof that is exercised shall not be available for future option or stock appreciation right grants under the Plan.

     8.3 (a) Payment upon exercise of a general stock appreciation right by Mentor Graphics may be made in shares of Mentor Graphics common stock valued at fair market value, or in cash, or partly in shares and partly in cash. The Committee shall either specify the form of payment or retain the power to disapprove any election by a holder to receive cash on exercise of a stock appreciation right. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c).

     (b) Payment upon exercise of a limited stock appreciation right by Mentor Graphics may be made only in cash.

     8.4 No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Committee, the number of shares may be rounded to the next whole share.

     8.5 Stock appreciation rights will be subject to such rules, terms, and conditions, and shall be evidenced by an agreement in such form, as the Committee may prescribe prior to the occurrence of a Change in Control.

     8.6 Stock appreciation rights may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Stock appreciation rights may be exercised only by the holder or by a successor or representative after death.

     8.7 Unless otherwise determined by the Committee, no stock appreciation right may be exercised by an officer of Mentor Graphics subject to Section 16 of the 1934 Act during the first six months following the date of grant.

 9. Changes in Capital Structure.

     If any change is made in the outstanding common stock without Mentor Graphics' receiving any consideration, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the common stock, a corresponding change shall be made in the number of shares remaining available for grants of options or stock appreciation rights under paragraph 1, disregarding fractional shares, without any further approval of the shareholders. The adjustment shall be made by the Committee whose determination shall be conclusive.

10. Amendment or Termination of the Plan.

     10.1 The Board of Directors may amend or terminate this Plan at any time subject to paragraph 10.2.

     10.2 Unless the amendment is approved by the shareholders, no amendment shall be made in the Plan that would:

          (a) Increase the total number of shares available for options or stock appreciation rights;

          (b) Increase the maximum option term; or

          (c) Modify the requirements for eligibility under the Plan.

                                                                       EXHIBIT B

                          MENTOR GRAPHICS CORPORATION

                 1987 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     Mentor Graphics recognizes that its continuing success depends upon the initiative, ability and significant contributions of non-employee directors. Mentor Graphics believes that by affording its non-employee directors the opportunity to purchase shares of Mentor Graphics it will enhance its ability to attract and retain non-employee directors and will provide an incentive for them to exert their best efforts on its behalf.

     The Plan is as follows:

 1. Shares Subject to Option.

     1.1 Options granted under this Plan shall be for authorized but unissued or reacquired Common Stock of Mentor Graphics.

     1.2 Options may be granted under sections 5 and 6 of the Plan for a total of not more than 1,100,000 [600,000]* shares of Common Stock, subject to adjustment under section 11. Shares subject to options that are terminated or expire without being exercised, other than options that are surrendered upon exercise of a related stock appreciation right, shall be added to the shares remaining for future options.

 2. Effective Date; Duration.

     This Plan shall be effective May 21, 1987 and continue [until May 20, 1997 or] until options covering all of the available shares have been granted and exercised[, whichever is earlier,] unless sooner terminated by the Board of Directors of Mentor Graphics (Board). Expiration or termination of the Plan shall not affect outstanding options or stock appreciation rights.

 3. Eligibility; Non-Employee Directors.

     Options may be granted under this Plan only to persons who are or have been elected as Non-Employee Directors of Mentor Graphics. A "Non-Employee Director" is a director who is not otherwise an employee of Mentor Graphics or any of its subsidiaries and has not been an employee of Mentor Graphics or any of its subsidiaries within 2 years of any date as of which a determination of eligibility is made.

 4. Administration.

     4.1 The Plan shall be administered in accordance with the express provisions of the Plan by a compensation committee appointed by the Board (Committee). The Committee may delegate any of its administrative duties to one or more agents and may retain advisors to assist it.

     4.2 The Committee shall have general responsibility to interpret and administer the Plan and shall have authority to adopt rules and to make other determinations not inconsistent with the Plan deemed necessary for the administration of the Plan. Any decision of the Committee shall be final and bind all parties. Notwithstanding the foregoing, the Committee's exclusive power to make final and binding interpretations of the Plan shall immediately terminate upon the occurrence of a Change in Control (as defined in section 8.2).

     4.3 No Committee member shall participate in the decision of any question relating exclusively to an option granted to that member.

- ---------------

* Matter in BOLDFACE is new; matter [bracketed and in italics] has been deleted.

 5.  Non-Discretionary ANNUAL Option Grants.

     On the date of each annual meeting of shareholders of Mentor Graphics beginning with the annual meeting held in 1987 (Grant Dates), each Non-Employee Director elected at the annual meeting who served as a director continuously since the prior annual meeting shall be automatically granted an option to purchase 10,000 [16,000] shares of Common Stock of Mentor Graphics. Any incumbent Non-Employee Director elected at an annual meeting who did not serve as a director for the full period since the prior annual meeting shall instead be automatically granted an option for a pro rata portion of 10,000 [16,000] shares based on the number of full or partial months during the period that the director did serve. A NON-EMPLOYEE DIRECTOR ELECTED AT THE ANNUAL MEETING WHO SERVED AS CHAIRMAN OF THE BOARD CONTINUOUSLY SINCE THE PRIOR ANNUAL MEETING SHALL BE AUTOMATICALLY GRANTED AN ADDITIONAL OPTION TO PURCHASE 10,000 SHARES. ANY INCUMBENT NON-EMPLOYEE DIRECTOR ELECTED CHAIRMAN AT AN ANNUAL MEETING WHO DID NOT SERVE AS CHAIRMAN FOR THE FULL PERIOD SHALL INSTEAD BE GRANTED AN OPTION FOR A PRO RATA PORTION OF AN ADDITIONAL 10,000 SHARES BASED ON THE NUMBER OF FULL OR PARTIAL MONTHS DURING THE PERIOD THAT THE DIRECTOR DID SERVE AS CHAIRMAN. If the number of shares available for grant is insufficient to make all automatic grants required on any Grant Date, the number of shares for which options are granted to each Non-Employee Director shall be proportionately reduced.

 6.  NON-Discretionary Option Grants for New Directors.

     An option TO PURCHASE 30,000 SHARES OF COMMON STOCK SHALL BE AUTOMATICALLY GRANTED [may be granted by the Committee in its discretion] to any person who
(i) is elected a director of Mentor Graphics, (ii) has not previously served as a director of Mentor Graphics, and (iii) at the time of the initial election, qualifies as a Non-Employee Director under section 3. [No option under this section 6 may be granted for more than 100,000 shares of Common Stock.] THE AUTOMATIC GRANT OF an option under this section 6 SHALL OCCUR [must be granted either] on the date the new Non-Employee Director is first elected as a director [or on a prior date] (Grant Date). [, but any option granted on a prior date shall be conditioned on the election of the optionee as a director. No Non-Employee Director shall be eligible for an option grant under this section 6 after the date the director is first elected as a director.]

 7.  Terms of Options.

     Each option granted under this Plan shall have the following provisions:

     7.1 Price. The exercise price of the option shall be equal to [85 percent of] the last price for the Common Stock reported on the Grant Date in the NASDAQ National Market System. If the Common Stock is no longer quoted in the NASDAQ National Market System, the exercise price shall be equal to [85 percent of] the fair market value of the Common Stock determined in a reasonable manner specified by the Committee.

     7.2  Term.  The term of the option shall be 10 years from the Grant Date.

     7.3  Time of Exercise; Option Year.

          7.3.1  Until it expires or is terminated and except as provided in section 7.3.2, the option may be exercised from time to time to purchase shares up to the following limits:

                                   YEARS AFTER                PERCENT
                                    GRANT DATE              EXERCISABLE
                        ----------------------------------  -----------
                        Less than 1.......................        0
                        1 to 2............................       20%
                        2 to 3............................       40%
                        3 to 4............................       60%
                        4 to 5............................       80%
                        over 5............................      100%

          7.3.2  On death the exercise limit will be at least 50 percent.

          7.3.3 The table in section 7.3.1 is based on an Option Year. An Option Year is a 12-month period starting on the Grant Date or an anniversary of that date.

     7.4  Continuation as Director.

          7.4.1 If an optionee ceases to be a director for any reason, an Option Reference Date will be established. Any portion of the option that is not exercisable on the Option Reference Date will lapse. The Option Reference Date will be fixed as follows:

          (a) If the termination is by death or disability, the first day of the next Option Year will be the Option Reference Date.

          (b) In all other cases, the optionee's last day as a director will be the Option Reference Date.

          7.4.2 Any portion of the option that is exercisable on the Option Reference Date may be exercised up to the earlier of the last day of the term of the option or a date fixed as follows:

          (a) If the termination is by death or disability, one year after the last day as a director.

          (b) In all other cases, one month after the Option Reference Date.

     7.5 Payment of Exercise Price. At the time of exercise of an option, the full exercise price must be paid in cash or by delivery of Common Stock of Mentor Graphics valued at fair market value, which shall be the last sale price for the Common Stock reported on the NASDAQ National Market System on the trading day immediately preceding the date of exercise or such other price as would be determined by the method used under section 7.1.

     7.6 Nonassignability. The option may not be assigned or transferred except on death, by will or operation of law. The option may be exercised only by the optionee or by a successor or representative after death.

 8.  Acceleration Upon Change in Control.

     8.1 Notwithstanding any limitation on exercisability contained in any option agreement or in the Plan, each outstanding option shall automatically become exercisable in full for the remainder of its term upon the occurrence of a Change in Control.

     8.2 "Change in Control" means the occurrence of any of the following events:

          8.2.1  the approval by the shareholders of Mentor Graphics of:

          (a) any consolidation, merger or plan of share exchange involving Mentor Graphics (Merger) in which Mentor Graphics is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger involving Mentor Graphics in which the holders of Mentor Graphics' Common Stock immediately prior to the Merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the Merger;

          (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Mentor Graphics; or

          (c) the adoption of any plan or proposal for the liquidation or dissolution of Mentor Graphics;

          8.2.2 at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (Incumbent Directors) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or appointed by two-thirds of the Incumbent Directors then in office and voting (new directors nominated or appointed by two-thirds of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

          8.2.3 any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (1934 Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Mentor Graphics ordinarily having the right to vote in the election of directors (Voting Securities) representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

 9.  Limited Stock Appreciation Rights.

     9.1 Each option granted under the Plan shall include a related limited stock appreciation right. Effective as of December 14, 1988 and subject to shareholder approval of the amendment to the Plan adding this section 9, a limited stock appreciation right is automatically granted in tandem with each option outstanding under the Plan on December 14, 1988.

     9.2 Limited stock appreciation rights shall be exercisable only during the 60 calendar days immediately following a Change in Control and only if the immediate resale of shares acquired upon exercise of the related option would subject the optionee to liability under Section 16(b) of the 1934 Act, provided, however, that a limited stock appreciation right may not be exercised within six months of its date of grant. Upon exercise of a limited stock appreciation right, the option or portion thereof to which the right relates must be surrendered. The shares subject to an option or portion thereof that is surrendered upon exercise of a limited stock appreciation right shall not be available for future option grants under the Plan.

     9.3 Each limited stock appreciation right shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics Common Stock over the option price per share under the related option, multiplied by the number of shares covered by the related option or portion of the related option.

     9.4 Payment upon exercise of a limited stock appreciation right by Mentor Graphics may be made only in cash.

     9.5 Limited stock appreciation rights may not be assigned or transferred except on death, by will or operation of law and may be exercised only by the holder or by a successor or representative after death.

10.  Option Agreement.

     Each option shall be evidenced by a stock option agreement which shall set forth the number of shares for which the option was granted, the provisions called for in section 7, 8 and 9 relating to the option, and such other terms and conditions consistent with the Plan as the Committee shall determine from time to time.

11. Changes in Capital Structure.

     If any change is made in the outstanding Common Stock without Mentor Graphics receiving any consideration, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, corresponding changes shall be made in the number of shares remaining available for option under section 1, [the number of shares for which automatic grants are made under section 5, and the maximum number of shares for which discretionary grants may be made under section 6,] without any further approval of the shareholders. Fractional shares shall be disregarded. The adjustment shall be made by the Committee whose determination shall be conclusive. NO CORRESPONDING CHANGES SHALL BE MADE TO THE NUMBER OF SHARES FOR WHICH AUTOMATIC GRANTS ARE MADE UNDER SECTIONS 5 AND 6; PROVIDED, HOWEVER, THAT STOCK OPTION AGREEMENTS EVIDENCING OPTIONS MAY PROVIDE THAT THE NUMBER OF SHARES ISSUABLE UNDER OUTSTANDING OPTIONS AND THE EXERCISE PRICE OF SUCH OPTIONS SHALL BE APPROPRIATELY ADJUSTED IN THE EVENT OF CHANGES IN CAPITAL STRUCTURE COVERED BY THIS SECTION 11.

12. Amendment or Termination of the Plan.

     12.1  The Board may amend or terminate this Plan at any time subject to section 12.2.

     12.2 Unless the amendment is approved by the shareholders, no amendment shall be made in the Plan that would (a) increase the total number of shares available for option grants under section 1 or [,] the number of shares for which automatic grants are made under section 5 OR [, or the maximum number of shares for which discretionary grants may be made under] section 6, (b) increase the term for which options are granted, (c) change the formula for determining the exercise price of options to provide a lower exercise price, (d) modify the requirements for eligibility under the Plan, or (e) materially increase the benefits accruing under the Plan.

                          MENTOR GRAPHICS CORPORATION

                         ANNUAL MEETING, APRIL 26, 1994
                     PROXY SOLICITED BY BOARD OF DIRECTORS

    The undersigned appoints Walden C. Rhines, Frank S. Delia and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned's behalf all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of Mentor Graphics Corporation on April 26, 1994 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:


1.  Election of directors:

  / / FOR all nominees (except as marked         / / WITHHOLD AUTHORITY
      to the contrary below)                         to vote for all nominees
                                                     listed below

      (Note: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

               MARSHA B. CONGDON, DAVID R. HATHAWAY, WALDEN C. RHINES,
              FONTAINE K. RICHARDSON, JON A. SHIRLEY AND DAVID N. STROHM


2.  Proposal to amend the Company's 1982 Stock Option Plan

                 / / FOR          / / AGAINST          / / ABSTAIN


3.  Proposal to amend the Company's 1987 Non-Employee Directors' Stock Option
    Plan

                 / / FOR          / / AGAINST          / / ABSTAIN


4.  Proposal to ratify the appointment of independent auditors of the Company

                 / / FOR          / / AGAINST          / / ABSTAIN

    A majority of the proxies or substitutes present at the meeting may exercise all the powers granted by the proxy.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE
                                ABOVE MEASURES.
                 (continued and to be signed on the other side)



(continued from other side)

    THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF ALL PROPOSALS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

  YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU WILL DATE, SIGN AND RETURN
             THIS PROXY AS SOON AS POSSIBLE BEFORE APRIL 26, 1994.
Date:             , 1994                              Shares:

                                                      --------------------------

                                                      --------------------------

                                                      --------------------------
                                                       Signature or signatures

                                                      Please date and sign as
                                                      name is imprinted on this
                                                      proxy, including
                                                      designation as executor,
                                                      trustee, etc., if
                                                      applicable. The president
                                                      or other authorized
                                                      officer must sign for a
                                                      corporation. All co-owners
                                                      must sign.